Exhibit 99.1
MariMed Reports Second Quarter 2023 Earnings

NORWOOD, MA, August 2, 2023 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the second quarter ended June 30, 2023.
“I am pleased to report another solid quarter of accelerating revenue growth on both a year-over-year and a sequential basis as we continue to outperform the industry,” said Jon Levine, Chief Executive Officer. “We reported our 14th consecutive quarter of positive adjusted EBITDA. Our wholesale business continued to set monthly and quarterly sales records, which we believe will continue to accelerate with the commencement of adult-use sales in Maryland, which began on July 1st. Our balance sheet remains one of the strongest in the industry, and we were particularly pleased with the exponential growth of our Maryland operations that executed flawlessly to support the increased demand of adult-use sales.”
Financial Highlights1
The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$36.5	$33.0	$70.9	$64.3
GAAP Gross margin	45%	45%	45%	50%
Non-GAAP Gross margin	46%	46%	46%	50%
GAAP Net (loss) income	$(0.9)	$1.9	$(1.6)	$6.1
Non-GAAP Net income	$0.6	$5.5	$0.9	$12.3
Non-GAAP Adjusted EBITDA	$6.3	$8.9	$13.4	$19.3
Non-GAAP Adjusted EBITDA margin	17%	27%	19%	30%
1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.
“Our 11% year-over-year revenue growth this past quarter demonstrated strong execution during a continued challenging environment,” said Susan Villare, Chief Financial Officer. “We continue to be laser focused on completing our expansion projects to accelerate our revenue growth while leveraging our existing infrastructure to drive increased overall profitability.”
CONFERENCE CALL
MariMed management will host a conference call on Thursday, August 3, 2023, to discuss these results at 8:00 a.m. Eastern time. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: https://app.webinar.net/vqo4OlWwBKb.
SECOND QUARTER 2023 OPERATIONAL HIGHLIGHTS
During the second quarter, the Company announced the following developments in the implementation of its strategic growth plan:
•April 4: The Maryland Medical Cannabis Commission issued approval to once again manufacture and sell high-dose edibles. The Company added 40mg THC-infused products across its entire edibles portfolio including Betty’s Eddies and Bubby's Baked, which are all selling at record levels.
•April 25: Opened an adult-use Panacea Wellness Dispensary in Beverly, Massachusetts, marking the Company’s third operational dispensary in the state, and the 10th dispensary it owns or manages. The Company plans to obtain a license for medical sales at this location as soon as possible.
•June 12: Opened a medical Thrive Wellness Dispensary in Tiffin, Ohio, marking the Company’s first operational dispensary in the state, and the 11th dispensary it owns or manages across six states. The Company's goal is to continue to look for opportunities to expand its presence in this state.
•June 22: Introduced a Limited-Edition THC and CBG Infused Beachtime Betty’s fruit chew for Summertime Relaxation in Massachusetts, Maryland, and Delaware. Beachtime Betty’s joins a full slate of Betty’s Eddies products that feature specific end-effects, including Take It Easy Eddies for stress relief, Go Betty Go for an energy boost, Ache Away Eddies for pain relief, Bedtime Betty’s for restful nights, Elderbetty for an immunity boost, Smashin’ Passion for sexual wellness and Betty Good Times for any time.
OTHER DEVELOPMENTS
Subsequent to the end of the second quarter, the Company announced the following development:
•July 13: MariMed Stages the ‘Boston 280E THC Party’ in Boston Harbor To Protest Unfair Cannabis Industry Tax Laws. Inspired by its 250th anniversary, the Company reenacted the Boston Tea Party. Onboard a schooner in Boston Harbor, MariMed management and employees dressed in colonial outfits and decried unfair IRS Code 280E on behalf of the entire cannabis industry.
2023 FINANCIAL GUIDANCE
MariMed remains committed to its proven strategic growth plan and continues to operate some of the best facilities in the cannabis industry. The Company's guidance for full year 2023 is:
•Revenue of at least $150 million;
•Gross margin in line with full year 2022, which was about 48%;
•Non-GAAP Adjusted EBITDA of at $32 million to $35 million;
•Capital expenditures of $30 million.

DISCUSSION OF NON-GAAP FINANCIAL MEASURES
MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, and making operating decisions, planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP EBITDA margin and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net income (loss) and other financial measures prepared in accordance with GAAP.
Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.
Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.
As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.
Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements; and
•acquisition-related and other expenses.
For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.
ABOUT MARIMED
MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, InHouse, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy. For additional information, visit www.marimedinc.com.

IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2023, including management’s belief that it will have its fourth consecutive year of positive operating cash flow, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.
These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.
All trademarks and service marks are the property of their respective owners.
For More Information Contact:
Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007
Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

Media Contact:
Grasslands
Email: marimed@mygrasslands.com

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,635	$9,737
Accounts receivable, net	5,509	4,157
Deferred rents receivable	667	704
Notes receivable, current portion	2,642	2,637
Inventory	24,786	19,477
Investments, current portion	102	123
Due from related parties	35	29
Other current assets	9,541	7,282
Total current assets	57,917	44,146
Property and equipment, net	78,634	71,641
Intangible assets, net	18,700	14,201
Goodwill	11,993	8,079
Notes receivable, net of current portion	8,457	7,467
Investments, net of current portion	89	—
Operating lease right-of-use assets	9,898	4,931
Finance lease right-of-use assets	2,263	713
Other assets	1,417	1,024
Total assets	$189,368	$152,202

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Term loan	$3,600	$—
Mortgages and notes payable, current portion	2,050	3,774
Accounts payable	7,764	6,626
Accrued expenses and other	3,616	3,091
Income taxes payable	9,615	11,489
Operating lease liabilities, current portion	1,828	1,273
Finance lease liabilities, current portion	752	237
Total current liabilities	29,225	26,490
Term loan, net of current portion	20,546	—
Mortgages and notes payable, net of current portion	26,544	25,943
Operating lease liabilities, net of current portion	8,631	4,173
Finance lease liabilities, net of current portion	1,516	461
Other liabilities	100	100
Total liabilities	86,562	57,167

Commitments and contingencies

Mezzanine equity
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	7,177	23,000
Total mezzanine equity	21,902	37,725

Stockholders’ equity
Common stock	372	341
Common stock subscribed but not issued	—	39
Additional paid-in capital	167,652	142,365
Accumulated deficit	(85,527)	(83,924)
Noncontrolling interests	(1,593)	(1,511)
Total stockholders’ equity	80,904	57,310
Total liabilities, mezzanine equity and stockholders’ equity	$189,368	$152,202

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$36,519	$32,986	$70,899	$64,268
Cost of revenue	20,143	17,981	39,135	32,287
Gross profit	16,376	15,005	31,764	31,981

Gross margin	44.8%	45.5%	44.8%	49.8%

Operating expenses:
Personnel	5,619	3,382	10,275	6,424
Marketing and promotion	1,666	809	2,812	1,452
General and administrative	5,080	5,565	9,385	11,793
Acquisition-related and other	425	754	615	754
Bad debt	39	—	(5)	14
Total operating expenses	12,829	10,510	23,082	20,437

Income from operations	3,547	4,495	8,682	11,544

Interest and other (expense) income:
Interest expense	(2,640)	(440)	(5,145)	(753)
Interest income	115	318	214	481
Other (expense) income, net	(10)	(727)	(910)	275
Total interest and other (expense) income, net	(2,535)	(849)	(5,841)	3

Income before income taxes	1,012	3,646	2,841	11,547
Provision for income taxes	1,947	1,750	4,440	5,410

Net (loss) income	(935)	1,896	(1,599)	6,137
Less: Net income attributable to noncontrolling interests	23	73	4	126
Net (loss) income attributable to common stockholders	$(958)	$1,823	$(1,603)	$6,011

Net (loss) earnings per share attributable to common stockholders:
Basic	$(0.00)	$0.01	$(0.00)	$0.02
Diluted	$(0.00)	$0.00	$(0.00)	$0.02

Weighted average common shares outstanding:
Basic	361,261	337,497	352,079	336,137
Diluted	361,261	379,626	352,079	379,225

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income attributable to common stockholders	$(1,603)	$6,011
Net income attributable to noncontrolling interests	4	126
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	2,247	1,552
Amortization of intangible assets	1,337	425
Stock-based compensation	505	5,024
Amortization of original debt issuance discount	131	—
Amortization of debt discount	888	—
Payment-in-kind interest	299	—
Present value adjustment of notes payable	719	—
Bad debt (income) expense	(5)	14
Obligations settled with common stock	461	274
Write-off of disposed assets	906	—
Gain on finance lease adjustment	(13)	—
Loss on changes in fair value of investments	30	679
Other investment income	—	(954)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,449)	(3,554)
Deferred rents receivable	37	99
Inventory	(5,309)	(1,795)
Other current assets	(1,497)	(1,267)
Other assets	359	(142)
Accounts payable	1,138	2,024
Accrued expenses and other	(535)	180
Income taxes payable	(1,874)	(6,467)
Net cash (used in) provided by operating activities	(3,224)	2,229

Cash flows from investing activities:
Purchases of property and equipment	(8,786)	(7,854)
Business acquisitions, net of cash acquired	(2,987)	(12,746)
Advances toward future business acquisitions	(250)	(250)
Purchases of cannabis licenses	(601)	(330)
Issuance of notes receivable	(879)	—
Proceeds from notes receivable	87	73
Due from related party	(6)	—
Net cash used in investing activities	(13,422)	(21,107)

	Six months ended
	June 30,
	2023	2022

Cash flows from financing activities:
Proceeds from term loan	29,100	—
Principal payments of term loan	(600)	—
Principal payments of mortgages and promissory notes	(429)	(611)
Repayment and retirement of mortgage	(778)	—
Repayment and retirement of promissory notes	(5,503)	—
Proceeds from exercise of stock options	35	3
Principal payments of finance leases	(200)	(102)
Redemption of minority interests	—	(2,000)
Distributions	(81)	(184)
Net cash provided by (used in) financing activities	21,544	(2,894)

Net increase (decrease) in cash and cash equivalents	4,898	(21,772)
Cash and equivalents, beginning of year	9,737	29,683
Cash and cash equivalents, end of period	$14,635	$7,911

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Non-GAAP Adjusted EBITDA
GAAP Income from operations	$3,547	$4,495	$8,682	$11,544
Depreciation and amortization of property and equipment	1,261	850	2,247	1,552
Amortization of acquired intangible assets	780	285	1,337	425
Stock-based compensation	299	2,553	505	5,024
Acquisition-related and other	425	754	615	754
Adjusted EBITDA	$6,312	$8,937	$13,386	$19,299

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Income from operations	9.7%	13.6%	12.2%	18.0%
Depreciation and amortization of property and equipment	3.5%	2.6%	3.2%	2.4%
Amortization of acquired intangible assets	2.1%	0.9%	1.9%	0.7%
Stock-based compensation	0.8%	7.7%	0.7%	7.7%
Acquisition-related and other	1.2%	2.3%	0.9%	1.2%
Adjusted EBITDA margin	17.3%	27.1%	18.9%	30.0%

GAAP Gross margin	44.8%	45.5%	44.8%	49.8%
Amortization of acquired intangible assets	1.2%	0.3%	1.0%	0.2%
Non-GAAP Gross margin	46.0%	45.8%	45.8%	50.0%

GAAP Net income (loss)	$(935)	$1,896	$(1,599)	$6,137
Amortization of acquired intangible assets	780	285	1,337	425
Stock-based compensation	299	2,553	505	5,024
Acquisition-related and other	425	754	615	754
Non-GAAP Net income	$569	$5,488	$858	$12,340

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Product revenue:
Product revenue - retail	24,336	23,087	47,519	44,528
Product revenue - wholesale	11,031	7,958	21,407	14,020
Total product revenue	35,367	31,045	68,926	58,548
Other revenue	1,152	1,941	1,973	5,720
Total revenue	$36,519	$32,986	$70,899	$64,268